SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 29, 2003



                        ELECTRONIC CLEARING HOUSE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



NEVADA                               0-15245                  93-0946274
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)              Identification No.)



    28001 Dorothy Drive,  Agoura Hills, California               91301
    ---------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)



        Registrant's telephone number, including area code (818) 706-8999




          -------------------------------------------------------------
          (Former name or former address, if changes since last report)


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ITEM 5.   OTHER EVENTS

On January 29, 2003, the Electronic Clearing House, Inc. Rights Agreement dated September 30, 1996 (the "Rights Agreement") between the Registrant and OTR, Inc., as Rights Agent (the "Rights Agent"), was amended and restated (the "Restatement"). Under the terms of the Rights Agreement, a right (a "Right") attached to all Common Stock certificates that entitled the shareholder of record, upon exercise of the Right, to purchase from the Registrant, at a price of $0.50, one one-hundredth share of Series A Junior Participating Preferred Stock, no par value ("Preferred Stock"). The purpose of the Restatement was to
(i) clarify the effects on each Right of (a) dividends payable in common stock and (b) subdivisions, combinations or consolidations of Common Stock, as the same have been declared and implemented by the Company prior to the effective date of the Restatement, and (ii) authorize, declare and distribute a second dividend of one preferred share purchase right (the "Second Right") for each share of Common Stock of the Company outstanding on the effective date of the Restatement.



ITEM 7.   EXHIBITS


Exhibit
Number     Description of Document
------     -----------------------

99.1       Press release issued and dated February 4, 2003.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                              ELECTRONIC CLEARING HOUSE, INC.
                                      (Registrant)




                              By:  \s\ Alice Cheung
                                  ------------------------------
                                  Alice L. Cheung, Treasurer &
                                  Chief Financial Officer



Dated:  February 4, 2003


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